EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made as of the 1st day of March 2004, by and between XRG, INC., a Delaware corporation having its principal office located at 5301 Cypress Street Tampa, FL 33607 (hereinafter "XRG"), and Kevin P. Brennan, an individual residing in Pinellas County, Florida (hereinafter "Executive").

                                   Witnesseth:

     XRG desires to employ the Executive, and the Executive wishes to accept such employment with XRG, upon the terms and conditions set forth in this Agreement.

     Accordingly, in consideration of the foregoing and the respective covenants of the parties set forth herein, the parties, intending to be legally bound, agree as follows:

     1. Employment. XRG hereby employs the Executive and the Executive hereby accepts employment by XRG upon the terms and conditions hereinafter set forth. All previous employment agreements or other terms and conditions of employment between XRG or XRG and the Executive are hereby terminated and are superseded by this Agreement.

     2. Term. Subject to the provisions of Paragraph 11 hereof, the term of the Executive's employment by XRG under this Agreement shall commence on the date hereof and shall continue for a term of five (5) years ("Original Term").
Expiration of the Original Term shall not prevent XRG from continuing the Executive's employment beyond such expiration on such terms as may be mutually satisfactory to XRG and the Executive. The term of the Executive's employment hereunder, including any extension beyond the Original Term, is hereinafter referred to as the "Employment Period. "

     3. Duties. The Executive shall be employed as the President and Chief Executive Officer of XRG and shall have such duties as are assigned or delegated to him from time to time by the Board of Directors of XRG. The Executive shall devote such time and attention during normal business hours to the business of XRG as determined by the Board of Directors of XRG. Nothing herein, however, shall prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that do not interfere or conflict with his duties hereunder.

     4. Base Compensation. The Executive shall be paid a salary at an annual rate described in Exhibit A for the Original Term, which shall be payable in installments in accordance with XRG's customary payroll practices, but no less frequently than bi-monthly. The salary to be paid during any extension of the Employment Period beyond the Original Term will be as agreed to by XRG and the Executive.

     5. Bonus. The Executive shall be paid a bonus of 1/2% of the gross revenue billed in the most recent fiscal year by each newly acquired company, during the original term of this agreement and any extensions. This commission shall be paid at the closing of each acquisition in 50% cash and 50% XRG, Inc. common stock at Market value, during the first six months of the agreement and 25% cash

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and 75% XRG,  Inc.  common stock at Market  value.  "Market  value" shall be the average of the closing prices for XRG Common Stock on the 20 trading days immediately preceding the Closing Date, as reported by the principal stock exchange or other automated quotation system on which XRG Common Stock is then traded, or if it is not then traded, as reported by the OTC Bulletin Board or other reporting agency.

     6. Stock. The Executive will be entitled to acquire shares of XRG stock pursuant to a stock option plan that will be implemented by XRG described in Exhibit B.

     7. Automobile Expense Allowance. During the Employment Period, XRG shall pay to the Executive an automobile expense allowance of $1,500 per month, which shall be paid to Executive on the first business day of each month. This amount covers automobile purchase or lease payments and automobile insurance payments.

     8. Expenses. Subject to compliance by the Executive with such policies regarding expenses and expense reimbursement as may be adopted from time to time by XRG, the Executive is authorized to incur reasonable expenses in the performance of his duties hereunder in furtherance of the business and affairs of XRG and XRG will reimburse the Executive for all such reasonable expenses, in all cases upon the presentation by the Executive of an itemized account satisfactory to XRG in substantiation of such expenses.

     9. Vacations. The Executive shall be entitled to paid vacations in accordance with the policies of XRG in effect, from time to time, as determined by the Board of Directors of XRG; but in any event, Executive shall be entitled to not less than two (2) weeks per year of paid vacation.

     10. Other Employee Benefits. The Executive shall, during the Employment Period, be eligible to participate in such pension, profit sharing, bonus, life insurance, hospitalization and medical and other employee benefit plans of XRG which may be in effect from time to time to the extent he is eligible under the terms of those plans; provided, however, that the allocation of benefits under any bonus or other plan which provides that allocations thereunder shall be in the discretion of the Board of Directors of XRG and shall be as determined from time to time solely by the Board of Directors. The Executive will be eligible to participate in a stock bonus plan similar to the plan being created for the EFS transaction.

     11. Termination.

         (a) The Employment Period, the Executive's compensation and any and all other rights of the Executive under this Agreement or otherwise as an employee of XRG shall terminate (except as to compensation and rights accrued prior to the effective date of such termination): (i) upon the death of the Executive;
(ii) upon fourteen (14) days prior written notice by XRG to Executive in the event of the physical or mental disability of the Executive (as defined in Paragraph 11(b) below); (iii) for Cause (as defined in Paragraph 11(c) below), immediately upon the giving of written notice thereof by XRG to the Executive, or at such later time as such notice may specify; or (iv) without Cause at any time after the initial two-year term hereof, upon not less than sixty (60) days' prior written notice by either the Executive or XRG to the other party and subject to Paragraph 11(d) below.

         (b) For purposes of this Agreement, the Executive shall be deemed to have a "physical or mental disability" if for medical reasons he has been unable to perform his duties for thirty (30) consecutive days or ninety (90) days in any 12-month period, all as determined in good faith by a physician mutually acceptable to Executive and the Board of Directors of XRG.

         (c) For purposes of this Agreement, the term "Cause" shall be deemed to mean the Executive's conviction of any crime (felony or class 8 misdemeanor), the Executive's commission of any act of willful misconduct or dishonesty, or the material breach of any provision of this Agreement by the Executive.

         (d) In the event the Employment Period is terminated by XRG for any reason other than for Cause or for the death or the physical or mental disability of the Executive, XRG shall pay to the Executive, as XRG's sole and exclusive obligation related to such termination, the compensation and annual bonuses provided for in this Agreement as described in paragraphs 4,5,7,8, and 10, for a five-year term, payable in a lump sum within 30 days of termination.

         (e) Executive may terminate his employment for good reason. For purposes of this Agreement, "good reason" shall mean a failure by XRG to comply with any material provision of this Agreement, which failure is not cured within fourteen (14) days after a written notice of noncompliance has been given by Executive to XRG.

         12. Non-Disclosure Covenant. The Executive acknowledges that (i) during the Employment Period and as a part of his employment, the Executive will be afforded access to Confidential Information (as hereinafter defined); (ii) public disclosure of Confidential Information could have a material adverse impact on XRG, on XRG or on the other subsidiaries of XRG (hereinafter "XRG Companies") and their respective businesses; (iii) the Executive possesses substantial technical expertise and skill with respect to the business of the XRG Companies; and (iv) XRG has required the Executive to make the covenants set forth in this Section 12 as a condition to its purchase of Express Freight Systems, Incorporated and Freeway Systems, Incorporated and the Executive is willing to do so. The Executive acknowledges that the provisions of this Section 12 are reasonable and necessary with respect to the use of Confidential Information.

         As used in this Agreement, the term "Confidential Information" shall mean agency owner operator or driver lists or information, inventions and improvements, ideas, plans, processes, techniques, technology, customer lists, business methods, trade secrets as defined under applicable law, and other information developed or acquired by or on behalf of the XRG Companies which relate to or affect any aspect of the business of the XRG Companies. Confidential Information shall not include information that becomes generally known to the public through no act of Executive in breach of this Agreement

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         In consideration of the foregoing and of continued employment of the
Executive by XRG and the compensation and benefits paid or provided, and to be paid or provided, to the Executive by XRG, the Executive hereby covenants and agrees as follows:

         Both during and after the Employment Period, the Executive shall not, without XRG's prior written consent, disclose to any third party, or use for any purpose other than for the exclusive benefit of the XRG Companies, any Confidential Information.

         The Executive agrees that disclosures made by the XRG Companies to governmental authorities, to their customers or potential customers, to their suppliers or potential suppliers, to their employees or potential employees, to their consultants or potential consultants or disclosures made by the XRG Companies in any litigation or administrative or governmental proceedings shall not mean that the matters so disclosed are available to the general public.

         The Executive shall not remove from the premises of the XRG Companies, except when appropriate to the pursuit of their business, any document, record, notebook, plan, model, component, or device. The Executive recognizes that, as between the XRG Companies and the Executive, all such documents, records, notebooks, plans, models, components or devices, whether or not developed by the Executive, are the exclusive property of the XRG Companies. In the event of termination of the Executive's employment with XRG, or upon the earlier request of any of the XRG Companies during the Employment Period, the Executive shall return to the XRG Companies all documents, records, notebooks, plans, models, components, and devices in the Executive's possession or subject to the Executive's control. The Executive shall not retain any copies, abstracts, sketches or other physical embodiment of any such document, record, notebook, plan, model, component or device. The Executive agrees that all agency or brokerage business introduced to any XRG Companies by either the Executive or any associate or employee introduced by the Executive and which the Employee's compensation is derived, shall remain the property of any XRG Companies as long as the Employee is being compensated by any XRG Companies, including any severance compensation.

         13. Covenant Not to Compete; Non-Interference.

         (a) The Executive acknowledges that the services to be performed under this Agreement are of a special and unique character, that the businesses of the XRG Companies are national in scope, that their services are marketed throughout the United States, and that the XRG Companies compete with other organizations that are or could be located in any part of the United States. The Executive further acknowledges that XRG requires the Executive to agree to the provisions of this Section 13 as a condition to its purchase of Express Freight Systems, Incorporated and Freeway Systems, Incorporated. In consideration of the foregoing, and in consideration of his continued employment by XRG, the Executive hereby covenants and agrees that he shall not:

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         (i) during the Employment Period, and for a period of one (1) year thereafter, directly or indirectly engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed, associated or in any manner connected with, or render services or advice to, any business whose services or activities compete, in whole or in part, with the services or activities of the XRG Companies within the geographical territories within the United States in which the XRG Companies at any time during the Employment Period conduct their respective businesses;

         (ii) whether for the Executive's own account or for the account of any other person, at any time during the Employment Period, and for a period of one
(1) year thereafter, solicit the business of any person or entity known by the Executive to be a customer of the XRG Companies, whether or not the Executive had personal contact with such person or entity during his employment with XRG; and

         (iii) whether for the Executive's own account or the account of any other person at any time during the Employment Period and for a period of one
(1) year thereafter, solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of any of the XRG Companies during the Executive's Employment Period, or in any manner induce or attempt to induce any employee of any of the XRG Companies to terminate his/her employment with such company.

         It is understood by and between the parties hereto that the foregoing covenants by the Executive set forth in this Section 13 are essential elements of this Agreement and that but for the agreement of the Executive to comply with such covenants, XRG would not have entered into this Agreement. XRG and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the businesses conducted by the XRG Companies.

         (b) Notwithstanding any provision of this Agreement to the contrary, the restrictions set forth in Section 13(a) hereof shall not apply in the event that XRG terminates the Employment Period during the Original Term for any reason other than for Cause or the physical or mental disability of the Executive.

         (c) Notwithstanding that the Executive's employment hereunder may expire or be terminated as provided in Section 11 hereof, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Executive contained in Section 13.

         14. Injunctive Relief. The Executive acknowledges that the damages that would be suffered by the XRG Companies as a result of a breach of the provisions of Section 12 or 13 of this Agreement may not be calculable, and that an award of a monetary judgment to any of the XRG Companies for such a breach would be an inadequate remedy. Consequently, any of the XRG Companies shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce any of the provisions of this Agreement and such company shall not be obligated to post bond or other security in seeking such relief.

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         15. Definition of "person." The term "person" shall mean any individual, corporation, firm, association, partnership, limited liability company or other legal entity or other form of business organization.

         16. Compliance with Other Agreements. The Executive represents and warrants that the execution and delivery by the Executive of this Agreement and the performance by the Executive of his obligations hereunder will not, with or without the giving of notice or the passage of time, or both, (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Executive; or (ii) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which he is or may be bound.

         17. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         18. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives, including, without limitation, any entity with which XRG may merge or consolidate or to which it may transfer all or substantially all of its assets. Insofar as the Executive is concerned, this Agreement, being personal, may not be assigned.

         19. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after being mailed by registered or certified first class mail, postage prepaid.

         20. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

         21. Severability. If any provision or provisions of this Agreement shall be declared invalid or unenforceable, any such provision or provisions shall be deemed severed from the remainder of the provisions contained herein which shall otherwise remain in full force and effect.

         22. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law thereof. The Executive hereby submits to the jurisdiction and venue of the Circuit Court of the State of Florida for the County of Hillsborough or the United States District Court for the Middle District of Florida, Tampa Division, for purposes of any legal action related hereto. The Executive agrees that service upon him in any such action may be made by first class mail, certified or registered.

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         23. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement (except for matters covered by Section 14 hereof) shall be settled by arbitration by the American Arbitration Association ("AAA") in accordance with the then current rules in effect governing arbitration of such matters. The arbitration shall be conducted in Tampa, Florida by three (3) independent and impartial arbitrators. The award rendered by the arbitrators shall be final and a judgment may be entered upon it according to applicable law in any court having jurisdiction. The arbitrators shall, in the award, allocate the costs and expenses of the arbitration, including AAA fees and expenses, arbitrator compensation and expenses, the cost of any court reporter or stenographer employed by the parties and the reasonable attorneys' fees and expenses of the parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date above first written.


XRG, INC.                                     EXECUTIVE:
a Delaware corporation


By:
   ---------------------------------          ---------------------------------

Title:
      ------------------------------




Attachment:

Exhibit A - Compensation schedule

Exhibit B - XRG stock option plan

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                                    Exhibit A

                              Compensation Schedule


                                              Expected
                                              Projected
Period                                        Revenue              Gross Salary

First six months                            $50,000,000              $185,000

Second six months                           $100,000,000             $225,000

Year 2                                      $150,000,000             $250,000

Year 3                                      $350,000,000             $350,000

Year 4                                      $650,000,000             $650,000

Year 5                                      $850,000,000             $850,000